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                                                                   Exhibit 10.22

                              AMENDMENT NUMBER 1
                                      to
                         SYNTRON, INC. - BENTHOS, INC.
                         HYDROPHONE LICENSE AGREEMENT



This Amendment Number 1 modifies the SYNTRON, INC. - BENTHOS, INC. HYDROPHONE LICENSE AGREEMENT in the following respects. The SYNTRON, INC. - BENTHOS, INC. HYDROPHONE LICENSE AGREEMENT and this Amendment Number 1 shall be referred to collectively as the "Agreement". LICENSOR and LICENSEE agree as follows:

1.  Replace ARTICLE IV in its entirety with:


ARTICLE IV - FEE, COST BASIS/REMUNERATION, ROYALTIES, AND REPORTING

4.1. For the rights, privileges and license granted hereunder, LICENSEE shall pay a license fee, provide engineering services, provide preferred selling price and delivery status, and pay royalties to LICENSOR in the manner hereinafter provided to the end of the term of the Proprietary Rights, which shall be until the last patent to expire of all patents included within Proprietary Rights, or until this Agreement shall be terminated as hereinafter provided:

      (A) LICENSEE agrees to pay LICENSOR a License Issue fee in the amount of Ten Dollars ($10.00);

      (B.1) LICENSEE shall provide engineering services to complete the engineering required to place the Licensed Product in a high volume manufacturing design state including without limitation the generation of the Documentation. Such services shall include all engineering design, manufacturing design, the generation and copying of the Documentation and any future updates thereto as and when initiated by LICENSEE and prototype materials required to fabricate parts for proof of design. Such services shall be deemed initially completed by LICENSEE on 1) the successful completion of testing to the satisfaction of LICENSOR and LICENSEE to a mutually agreed upon set of performance specifications documented in Appendix B attached hereto and made a part hereof and 2) delivery to LICENSOR by LICENSEE of a complete and accurate reproducible copy of the then current Documentation.

             The work product of LICENSEE's services, including results, and all ideas, plans, developments, and inventions which LICENSEE conceives or reduces to practice during the course of performance under this subparagraph 4.1.(B) and this Agreement shall be the exclusive property of LICENSOR. This information, material, plans, and any such ideas or inventions shall be deemed LICENSOR Proprietary Information and shall not be disclosed to anyone outside of LICENSOR or used by LICENSEE outside the terms and conditions of this Agreement or used by others without the prior written consent of LICENSOR. Such work product which qualifies as a "work for hire" under the copyright laws of the United States shall be the exclusive property of LICENSOR as "work for hire". All right, title, and interest, including any copyright in and to any written data which does not qualify as a "work-for-hire" shall be deemed to have been automatically transferred to LICENSOR from the date of inception thereof. Upon LICENSOR's
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Syntron, Inc. - Benthos, Inc.
Hydrophone License Agreement
Amendment Number 1


             request, LICENSEE shall execute any document and render such other assistance as reasonably necessary to perfect full right, title, and interest worldwide in the written data, including formal conveyance of copyright. Written data shall not be published or submitted for publication by LICENSEE without the prior written approval of LICENSOR. Further, if any such article, paper, treatise, or report includes work previously copyrighted by LICENSEE, LICENSEE hereby grants to LICENSOR a nonexclusive, worldwide, irrevocable, paid-up license under such copyrights to reproduce, distribute, and use the works in any manner.

             During the period of this Agreement and thereafter at any reasonable time when called upon to do so by LICENSOR, LICENSEE shall execute patent applications, assignments to LICENSOR, and other papers and shall render such other assistance that LICENSOR believes necessary to secure for LICENSOR the full protection and ownership of all rights in and to the work product of the services performed by LICENSEE. The filing of patent applications on inventions made by LICENSEE shall be decided by LICENSOR and shall be for such countries as LICENSOR shall elect. LICENSOR shall bear all the expenses in connection with the preparation, filing, and prosecution of applications for patents and for all matters provided in this subparagraph requiring the time and/or assistance of LICENSEE as to inventions. Further, LICENSOR shall pay LICENSEE the hourly rate of $ 75.00 for services which LICENSEE performs in connection with inventions and patent applications which may be required by LICENSOR whether during the term of this Agreement or after expiration or termination of this Agreement. LICENSEE warrants that the engineering design, manufacturing design, the generation and copying of the Documentation and any future updates thereto shall not violate any third party's intellectual property rights nor include any unauthorized disclosure of any third party's intellectual property and agrees to, at its sole expense, at all times during the term of this Agreement and thereafter indemnify, defend, and hold LICENSOR, their trustees, officers, employees and affiliates harmless against any and all costs and/or liabilities of whatever nature that may result from any claim by any third party for infringement of such third party's intellectual property rights. The aforementioned documentation deemed "work for hire" shall be clearly marked as the property and proprietary information of LICENSOR.

      (B.2) LICENSEE shall provide engineering services to determine what production tooling will be necesary and provide such production tooling required by LICENSEE or LICENSEE's subcontractors to produce the Licensed Product. Such services shall include all engineering design and manufacturing for production tooling required by LICENSEE or LICENSEE's subcontractors and any future updates thereto as and when initiated by LICENSEE to produce the Licensed Product. Such services shall be deemed initially completed by LICENSEE on 1) the successful completion of testing to the satisfaction of LICENSOR and LICENSEE of Licensed Product manufactured using the production tooling to be tested to a mutually agreed upon set of performance specifications documented in Appendix B attached hereto and made a part hereof and 2) delivery to LICENSOR by LICENSEE of a complete and accurate listing of such production tooling with values per individual item. Title to such production tooling provided by LICENSEE to itself and its subcontractors shall be held by LICENSEE. LICENSEE shall be responsible for maintenance and replacement of such production tooling as required.

      (C) LICENSEE shall manufacture the Licensed Product to the specifications agreed to for the use of LICENSOR and all other customers that may have a need for this product regardless of these other customers competitive position with LICENSOR.

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Syntron, Inc. - Benthos, Inc.
Hydrophone License Agreement
Amendment Number 1


      (D) In consideration of granting said exclusive license to LICENSEE, LICENSEE will provide most favored customer status to LICENSOR with respect to any selling price and delivery of the Licensed Product to LICENSOR. NO ROYALTIES ARE DUE LICENSOR ON THE VALUE OF PRODUCTS SOLD TO LICENSOR. At all times that this license is exclusive to LICENSEE, LICENSOR will not compete with LICENSEE in the Licensed Product as an saleable end-item.

      (E) LICENSEE is free to set the unit sales price of the Licensed Product to any LICENSEE customer. The foregoing notwithstanding and by way of indication of most favored customer status of LICENSOR, the Net Selling Price of such unit sales price to any third party will not be lower at any time than the actual gross selling price to LICENSOR for like or lesser quantity purchase commitment.

      (F) For all sales of the Licensed Product to any organization or entity other than LICENSOR up to the combined, cummulative amount of the first 250,000 units, LICENSEE shall not be required to pay any running Royalties to LICENSOR. For all sales of the Licensed Product to any organization or entity other than LICENSOR following such first 250,000 units, LICENSEE shall pay to LICENSOR running Royalties in the amount of $0.75 per unit for each Commercial Sale of Licensed Products by LICENSEE - said Royalty to be due and payable upon delivery of the report due pursuant to Paragraph 4.5 hereof. In the event a Commercial Sale of Licensed Products occurs together with the sale or lease of a system or other product, such royalty shall be solely on the Licensed Product, as no royalty shall be payable with respect to any other portion of such system or product.

4.2 No multiple royalties shall be payable solely for the reason that any Licensed Products, its manufacture, use, or sale are or shall be covered by more than one patent application, patent or certificate of registration licensed under this Agreement.

4.3 Royalty payments shall be paid in United States dollars in Houston, Texas, or at such other place as LICENSOR may reasonably designate.

4.4 LICENSEE shall keep full, true and accurate books of account and records containing all particulars that may be necessary for the purposes of showing the amounts payable to or by LICENSOR hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of independent CPA's to be proposed by LICENSOR and approved by LICENSEE, said approval not to be unreasonably withheld, for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement, such inspection to occur no more than once each calendar year upon reasonable prior notice to LICENSEE. The expense of such inspection shall be borne by LICENSOR unless such inspection reveals a shortfall in payments due to LICENSOR by LICENSEE or other violation of the terms and conditions of this Agreement by LICENSEE in which case such expenses shall be borne by LICENSEE.

4.5 The Royalty provided in Paragraph 4.1(F) shall be payable to LICENSOR within in one (1) month after the end of each calendar quarter. LICENSEE shall have the option of paying any portions of the

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Syntron, Inc. - Benthos, Inc.
Hydrophone License Agreement
Amendment Number 1


     royalty herein provided at any time earlier than that specified. Each royalty payment to LICENSOR shall include an appropriate statement of the gross revenues due LICENSOR and shall identify the portion of the Agreement under which said royalty payments are made. In addition, each royalty payment shall be accompanied by true and accurate reports giving such particulars of the business conducted by LICENSEE during the period to which such payment applies under this Agreement ending thirty (30) days prior to such payment date as shall be pertinent to an accounting hereunder.

4.6 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at the maximum per annum rate permitted by applicable law. The payment of such interest shall not foreclose LICENSOR from exercising any other rights it may have as a consequence of the lateness of any payment.

2. Replace Appendix A dated October 16, 1997 in its entirety with Appendix A dated June 18, 1998.


3. Replace Appendix B Revision E dated October 17, 1997 in its entirety with Appendix B Revision G dated May 26, 1998.

4.  All other terms and conditions of the Agreement remain unchanged.


IN WITNESS THEREOF, the parties have hereunto set their hands and duly executed this Amendment Number 1 as of the day and year set forth below.


AGREED ON BEHALF OF                      AGREED ON BEHALF OF
SYNTRON, INC. (LICENSOR)                 BENTHOS, INC. (LICENSEE)

By: /s/ RICHARD  F. MILES                By: /s/ JOHN L. COUGHLIN
    -----------------------                  ----------------------
    Name:  RICHARD F. MILES                  Name:  JOHN L. COUGHLIN
    Title: President                         Title: President/CEO
    Date:  September 11, 1998                Date:  9-9-98

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